                             CONTROL DEVICES, INC.
                       CALCULATION OF EARNINGS PER SHARE              Exhibit 11
               (Amounts in thousands, except per share amounts)

                                                                        Year Ended           Year Ended       Five Months Ended
                                                                     December 31, 1996    December 31, 1995   December 31, 1994
                                                                     -----------------    -----------------   -----------------
Primary:

Net income applicable to common shareholders                               $4,066               $3,194               $1,466

Weighted average number of Common Shares outstanding:                       3,151                2,564                2,564
Weighted average number of common shares equivalents options                   12                  -                    -

                                                                           ------               ------               ------
Weighted average number of common shares and equivalents options            3,163                2,564                2,564
                                                                           ======               ======               ======

Earnings per share - Primary                                                $1.29                $1.25                $0.57



Fully Diluted:

Net income applicable to common shareholders                               $4,066               $3,194               $1,466

Weighted average number of common shares and equivalents options            3,163                2,564                2,564
Additional common shares issuable assuming full dilution                       19                  -                    -

                                                                           ------               ------               ------
Weighted average number of common shares and equivalents options
assuming full dilution                                                      3,182                2,564                2,564
                                                                           ======               ======               ======

Earnings per share - Fully diluted                                          $1.28                $1.25                $0.57
